UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 25, 2008

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 25, 2008, the Compensation Committee of the Board of Directors of Lenox Group Inc. (the “Company”) approved an amendment to the form of restricted stock agreement used for time-based restricted stock grants to directors of the Company. This amendment was approved in connection with the Company’s exploration of strategic alternatives announced on January 14, 2008. The amendment provides that in the event of a change in control, as defined in the Company’s 2004 Stock Incentive Plan, the directors will be entitled to receive the portion of the shares that vested from the grant date through the date of the change in control. This partial vesting will be calculated by multiplying the number of shares of restricted stock as set forth in each restricted stock agreement of each director by a fraction, the numerator of which is the number of months from the grant date to the date of the change in control and the denominator is the entire restricted period of thirty-six months.

The foregoing description is qualified in its entirety by reference to the full text of the form of Amendment to Restricted Stock Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Amendment to Restricted Stock Agreement for Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating and Financial Officer

Date: March 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment to Restricted Stock Agreement for Directors.